Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Statement of Additional Information and to the use of our reports: (1) dated March 25, 2011, with respect to the financial statements of Transamerica Advisors Life Insurance Company, and (2) dated April 27, 2011, with respect to the financial statements of Merrill Lynch Life Variable Life Separate Account II, included in Post-Effective Amendment No. 23 to the Registration Statement (Form N-6 No. 33-43058) under the Securities Act of 1933 and the related Prospectus.

/s/ Ernst & Young LLP
Des Moines, Iowa
April 27, 2011